Exhibit 4.3

OFFICER’S CERTIFICATE

The undersigned, William R. Brown, Executive Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc. (the “Company”), a Delaware corporation, hereby certifies, on behalf of the Company in its capacity as sole member of Plum Creek Timber I. L.L.C., a Delaware limited liability company, in its capacity as general partner of the Plum Creek Timberlands, L.P. (the “Partnership”), a Delaware limited partnership, pursuant to Sections 2.1, 2.3 and 11.5 of the Indenture, dated as of November 14, 2005 (the “Indenture”), by and among the Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, a national banking association, as trustee, as follows:

1.                                       The undersigned has read Sections 2.1 and 2.3 of the Indenture and such other sections of the Indenture and other documents and has made such other inquiries as he has deemed necessary to make the certifications set forth herein.

2.                                       In the opinion of the undersigned, the covenants and conditions precedent provided for in the Indenture, as supplemented by the Officer’s Certificate dated as of November 14, 2005 (the “Initial Officer’s Certificate”), relating to the further issuance of the Partnership’s 5.875% Notes due 2015 in the aggregate principal amount of $225,000,000 (the “Additional Notes”) have been complied with.

3.                                       The form and terms of the Additional Notes, as set forth on Annex A attached hereto, have been duly established pursuant to Sections 2.1 and 2.3 of the Indenture and Section 20 of the Initial Officer’s Certificate and comply with the Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of this 2nd day of May, 2006.

PLUM CREEK TIMBERLANDS, L.P.

By:	PLUM CREEK TIMBER I, L.L.C.
its General Partner

	By:	PLUM CREEK TIMBER COMPANY, INC.
its Sole Member

		By:	/s/ William R. Brown
			Name:	William R. Brown
			Title:	Executive Vice President and
Chief Financial Officer

[Signature page to Officer’s Certificate to Indenture]

ANNEX A

Pursuant to Sections 2.1 and 2.3 of the Indenture, dated as of November 14, 2005 (the “Indenture”), among Plum Creek Timberlands, L.P., as issuer, Plum Creek Timber Company, Inc., as guarantor, and U.S. Bank National Association, as trustee, and Section 20 of the Officer’s Certificate dated as of November 14, 2005 (the “Initial Officer’s Certificate”), the terms of the additional Securities (such additional Securities being referred to herein as the “Additional Notes”) of the series of Securities designated “5.875% Notes due 2015”, $300,000,000 aggregate principal amount of which have been previously issued and are outstanding (the “Initial Notes” and, together with the Additional Notes, the “Notes”), to be issued pursuant to the Indenture are as follows:

1.                                       Initial Aggregate Principal Amount. The Additional Notes shall be limited in initial aggregate principal amount to $225,000,000 (except for Additional Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Additional Notes pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture). The Additional Notes shall constitute a further issuance of and be consolidated and form a single series with the Initial Notes. The Notes shall be limited in initial aggregate principal amount to $525,000,000.

2.                                       Other Terms. Except as otherwise provided herein, the Additional Notes shall have the same terms and form as the Initial Notes, which terms and form are set forth in the Initial Officer’s Certificate and are incorporated herein as if such terms were set forth herein.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

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